Exhibit 99(a)(17)

HSBC Investor Funds

Form of
Amendment to Amended and Restated Declaration of Trust

RESOLVED, that pursuant to Section 5.12 of the Declaration of Trust of HSBC Investor Funds, a Massachusetts business trust (the “Trust”), dated April 22, 1987, as amended and restated July 1, 1987 (the “Declaration”); the names of certain of the Trust’s series are redesignated as follows:

Former Name	Redesignated Name

HSBC Investor LifeLine Aggressive Growth Strategy Fund	HSBC Investor World Selection Aggressive Strategy Fund

HSBC Investor LifeLine Growth Strategy Fund	HSBC Investor World Selection Balanced Strategy Fund

HSBC Investor LifeLine Moderate Growth Strategy Fund	HSBC Investor World Selection Moderate Strategy Fund

HSBC Investor LifeLine Conservative Growth Strategy Fund	HSBC Investor World Selection Conservative Strategy Fund

IN WITNESS WHEREOF, the undersigned have executed this instrument as of __th day of December, 2009. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees

Signature

Stephen J. Baker	Marcia L. Beck

Susan S. Huang	Alan S. Parsow

Thomas F. Robards	Larry M. Robbins

Michael Seely